Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference into the Post Effective Amendment No. 1 to the Registration Statement (Form S-8, No. 333-XXXXX) pertaining to the Reliv' International, Inc. Distributor Stock Purchase Plan of our report dated March 8, 2002, with respect to the consolidated financial statements and schedule of Reliv' International, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


St. Louis, Missouri
May 2, 2002